UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005
BAUSCH & LOMB INCORPORATED (Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 19, 2005, the Company issued a press release announcing its financial results for the first quarter ended March 26, 2005 (the "First Quarter 2005 Release"). A copy of the First Quarter 2005 Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The First Quarter 2005 Release contains a non-GAAP financial measure. The Company employs this non-GAAP financial measure in assessing its performance, which is discussed below. The following discussion also includes the reasons why company management believes that presentation of this non-GAAP financial measure provides useful information to investors and the material additional purposes for which management uses this non-GAAP financial measure.
     The Company monitors its constant-currency performance for non-U.S. operations and the Company as a whole. Constant-currency results are calculated by translating actual current and prior-year local currency revenues and expenses at the same predetermined exchange rates. The translated results are then used to determine year-over-year percentage increases or decreases that exclude the impact of currency. Management views constant-currency results as an important measure of organic business growth trends. Constant-currency results are used by management to assess non-U.S. operations' performance against yearly targets for the purpose of calculating bonus amounts for certain regional bonus-eligible employees.
     The information in this Current Report on Form 8-K, including, without limitation, the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01	Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. - Not applicable
(b)	Pro forma financial information. - Not applicable
(c)	Exhibits. The following exhibit is furnished as part of this report:
99.1 Press Release dated April 19, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: April 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 19, 2005 (furnished herewith).